    As filed with the Securities and Exchange Commission on October 15, 1997


                                                     Registration No. 333-34567
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  PRE-EFFECTIVE
                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           THOMAS & BETTS CORPORATION
             (Exact name of registrant as specified in its charter)

                 TENNESSEE                                               22-1326940
      (State or other jurisdiction of                       (I.R.S. Employer Identification No.)
       incorporation or organization)                              JERRY KRONENBERG, ESQ.
            1555 LYNNFIELD ROAD                               VICE PRESIDENT - GENERAL COUNSEL
          MEMPHIS, TENNESSEE 38119                                   1555 LYNNFIELD ROAD
               (901) 682-7766                                     MEMPHIS, TENNESSEE 38119
(Address, including zip code, and telephone                            (901) 682-7766
number, including area code, of registrant's          (Name, address, including zip code, and telephone
        principal executive offices)                 number, including area code, of agent for service)


                                   Copies to:
                           ANNE HAMBLIN SCHIAVE, ESQ.
                              MCBRIDE BAKER & COLES
                       500 WEST MADISON STREET, 40TH FLOOR
                             CHICAGO, ILLINOIS 60661


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]






================================================================================

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED OCTOBER 15, 1997


PROSPECTUS


                           THOMAS & BETTS CORPORATION
                                  COMMON STOCK
                                 793,560 SHARES

                                   ----------

         All of the shares of Thomas & Betts Corporation ("Thomas & Betts" or the "Company") Common Stock, no par value per share (the "Common Stock") offered hereby are being sold by the holders of the Common Stock named herein under "Selling Stockholders" (the "Selling Stockholders"). The Company will not receive any of the proceeds of the offering.

         The Selling Stockholders named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on the New York Stock Exchange or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholders other than underwriting discounts and commissions and transfer taxes, if any. Such expenses to be borne by the Company are estimated at $32,000.

         The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.


         The Common Stock is listed on the NYSE under the symbol "TNB." The last reported sale price of the Common Stock on the NYSE Composite Tape on October 10, 1997 was $54.00 per share.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS OR ANY
                           PROSPECTUS SUPPLEMENT. ANY
                              REPRESENTATION TO THE
                             CONTRARY IS A CRIMINAL
                                    OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ____________, 1997


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 13th Floor, Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, on payment of prescribed charges. Copies of such material can also be obtained via the Internet at the Commission's Web site at www.sec.gov. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Additional information regarding the Company and the Shares is contained in the registration statement on Form S-3 (together with all exhibits and amendments, the "Registration Statement") filed with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Commission's rules, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 1-4682) are incorporated herein by reference.

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997.

         4. The Company's Current Report on Form 8-K dated February 25, 1997.

         5. The Company's Current Report on Form 8-K dated July 25, 1997.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Such documents may be obtained by writing to Thomas & Betts Corporation, 1555 Lynnfield Road, Memphis, Tennessee 38119, Attention: Corporate Secretary, or by calling (901) 682-7766.

                                   THE COMPANY

         Thomas & Betts designs, manufacturers and markets a broad line of electrical and electronic connectors and components as well as other related products for worldwide construction and original equipment manufacturer ("OEM") markets.

         In North America, the Company is one of the largest manufacturers of electrical connectors and accessories for industrial, commercial and residential construction, renovation, and maintenance applications and is a leading supplier of transmission poles, towers and industrial lighting products to the utility and telecommunications industries. The Company is also a worldwide designer and manufacturer of electronic connectors and flat cable, which are sold primarily to OEMs in the automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications industries.

                           DESCRIPTION OF COMMON STOCK

         The authorized capital stock of the Company currently consists of 80,000,000 shares of Common Stock, and 500,000 shares of preferred stock, no par value, issuable in series (the "Preferred Stock"). As of October 10, 1997, there were outstanding 54,998,257 shares of Common Stock. There are no shares of Preferred Stock outstanding.

         The holders of Common Stock are entitled to one vote per share for each share held of record on all matters voted on by shareholders, including the election of directors, and are entitled to participate equally in dividends when and as such dividends may be declared by the Board of Directors out of legally available funds. As a Tennessee corporation, the Company is subject to statutory limitation on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Preferred Stock. The holders of Common Stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

         The transfer agent and registrar for Common Stock is First Chicago Trust Company of New York, P.O. Box 2534, Suite 4649, Jersey City, New Jersey 07303-2534.

                                 USE OF PROCEEDS

         The sale of the Common Stock offered hereby is for the account of the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.

                              SELLING STOCKHOLDERS

         The Selling Stockholders have acquired the 793,560 shares of Common Stock offered hereby from the Company pursuant to one of the following: (1) an Acquisition Agreement and Plan of Reorganization dated July 29, 1997 by and among the Company and the owners of record of all of the issued and outstanding capital stock and warrants of DCP Holding Corp. ("DCP Holding"), pursuant to which DCP Holding became a wholly-owned subsidiary of the Company; (2) an Acquisition Agreement and Plan of Reorganization dated as of June 27, 1997 by and among the Company and the owners of record of all of the issued and outstanding capital stock of Electroline Manufacturing Company, Inc. ("Electroline"), pursuant to which Electroline became a wholly-owned subsidiary of the Company; and (3) an Acquisition Agreement and Plan of Reorganization dated as of July 10, 1997 by and between the Company and Gary L. Littrell, being the owner of record of all of the issued and outstanding capital stock of Patriot Products, Inc. ("Patriot"), pursuant to which Patriot became a wholly-owned subsidiary of the Company.

         The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholders.

         Except as set forth in the table below, none of the Selling Stockholders holds any position or office with, has been employed by, or otherwise has a material relationship with the Company, or any of its predecessors or affiliates, other than as equity holders, creditors or employees of DCP Holding, Electroline, Patriot, or any of their subsidiaries. The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholders. None of the Selling Stockholders owns in excess of 1% of the Common Stock and, because the Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Stock that will be held by Selling Stockholders upon termination of this offering.

                                   Number of Shares of Common        Number of Shares
Selling Stockholder                 Stock Beneficially Owned          Offered Hereby
-------------------                 ------------------------          --------------
Carolyn W. Agnew                              2,291                        2,291
Timothy S. Agnew                              2,291                        2,291
R.E. Brooker, Jr.                            11,456                       11,456
Michael A. Carpenter                         11,177                       11,177
Cinitel U.S. Properties Inc.                 11,177                       11,177
William B. Conner                            23,190                       23,190
Herbert E. Ehlers                             1,530                        1,530
FCI Diamond, Inc.(1)                         38,236                       38,236
John F. Fort(2)                              11,456                       11,456
Heller Financial, Inc.                       58,696                       58,696
Sankey A. Johnson                            23,190                       23,190
Mark F. Kessenich                            11,456                       11,456
Lincoln Kinnicutt                             1,530                        1,530
Gary L. Littrell(3)                          62,680                       62,680
Live Oak Forest, L.P.                         4,583                        4,583
Daniel Morgenstern(4)                        54,724                       54,724
Joel Morgenstern(5)                          54,724                       54,724
Ruth Morgenstern(6)                          30,868                       30,868
Robert W. Muir, Jr.(7)                      102,942                      102,942
Scott Newquist                               11,177                       11,177
OMI Quebec FCI, LLC                         105,231                      105,231
Osprey Holdings, Ltd.                         6,866                        6,866
Phillips E. Patton                           11,456                       11,456
Frank W. Pepe, Jr.                           40,033                       40,033
Paul E. Purcell                              11,177                       11,177
Herald L. Ritch                              11,456                       11,456
Stuart M. Robbins                             1,530                        1,530
James J. Sawicki                             40,033                       40,033
SCR Diamond, Inc.                            12,746                       12,746
Michael W. Sexton                             5,719                        5,719
Fletcher Spaght, Inc.                         4,471                        4,471
Jennifer A. Terry                             2,291                        2,291
George W. Tippins                            11,177                       11,177


-----------------------------------------------
(1) The sole stockholder of FCI Diamond, Inc. is Kurt F. Buseck, who served as the Chairman and Director of DCP Holding Corp. within the past three years.
(2) Mr. Fort served as a Director of DCP Holding Corp. within the past three years.
(3) Mr. Littrell served as President and a Director of Patriot within the past three years.
(4) Mr. Daniel Morgenstern served as Chief Executive Officer, Secretary and a Director of Electroline within the past three years.
(5) Mr. Joel Morgenstern served as Vice President and a Director of Electroline within the past three years.
(6) Ms. Ruth Morgenstern served as President, Treasurer, and a Director of Electroline within the past three years.
(7) Mr. Muir served as Secretary, Treasurer and a Director of DCP Holding within the past three years.
----------------------------------------------

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

         The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholders or by an agreement between the Selling Stockholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this prospectus may receive fees or commissions in connection therewith.

         At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation the rules and regulations under Regulation M, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any such other person.


         In order to comply with certain states securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.


         The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities arising under the Securities Act.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Jerry Kronenberg, Esq., Vice President - General Counsel of the Company.


                                     EXPERTS

         The consolidated financial statements of Thomas & Betts Corporation and its consolidated subsidiaries, except the consolidated financial statements of Augat Inc. (a wholly-owned subsidiary of Thomas & Betts Corporation since December 11, 1996) and subsidiaries, as of December 29, 1996 and January 1, 1996 and for each of the three years in the period ended December 29, 1996, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Thomas & Betts Corporation for year ended December 29, 1996 have been audited by KPMG Peat Marwick LLP as stated in their report, which is incorporated herein by reference. The financial statements of Augat Inc., and subsidiaries (consolidated with those of Thomas & Betts Corporation) have been audited by Deloitte & Touche LLP, as stated in their report which is incorporated herein by reference. Such financial statements of Thomas & Betts Corporation and its consolidated subsidiaries have been so incorporated in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  All dollar amounts in the following tables are estimated other than the amounts of the registration fee under the Securities Act of 1933.

                  Securities and Exchange Commission filing fee.......$13,217.46
                  Printing expenses*..................................    300.00
                  Auditors' fees and expenses*........................  7,500.00
                  Legal fees and expenses*............................ 10,000.00
                  Miscellaneous*......................................    982.54
                                                                      ----------
                             Total....................................$32,000.00

         *Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         In accordance with Section 48-12-102 of the Tennessee Code Annotated, which permits Tennessee corporations to include provisions in their certificates of incorporation limiting the liability of officers and directors, Article VIII of the Company's Certificate of Incorporation provides:


              "No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification."


         Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated confer broad powers upon corporations incorporated in Tennessee with respect to indemnification of any person against liabilities incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee, employee or agent. The provisions of

     Sections 48-18-501 through 48-18-509 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 48-18-509 also provides that powers granted pursuant to Sections 48-18-501 through 48-18-509 may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

         Article 5 of the Company's bylaws provides:

                                    ARTICLE 5
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
     Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

     Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

         The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

ITEM 16.  LIST OF EXHIBITS.


          EXHIBIT
          NUMBER                                       EXHIBIT
          -------                                      -------
             4       Description of relevant portions of the Registrant's Charter defining rights of holders of Common Stock (incorporated by reference to the Registrant's
                     Report on Form 8B dated May 2, 1996)
             5       Opinion of Jerry Kronenberg, Esq., Vice President - General Counsel of the
                     Registrant.
            12       Statement Regarding Computation of Ratios (incorporated by reference to
                     Exhibit 12 to the Registrant's Annual Report on Form 10-Q for the
                     six-month period ended June 29, 1997).
           23.1      Consent of KPMG Peat Marwick LLP
           23.2      Consent of Deloitte & Touche LLP
           23.3      Consent of Jerry Kronenberg (contained in the opinion filed as Exhibit 5 to this Registration Statement).
            24       Powers of Attorney of Directors and Officers of the Registrant.*



----------------

*  Previously filed.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a) to include any  prospectus  required by Section
                  10(a)(3) of the  Securities Act of 1933 (the "Securities
                  Act");

                           (b) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

                           (c) to include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (l)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement No. 333-34567 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 15th day of October 1997.

                                     THOMAS & BETTS CORPORATION
                                     (Registrant)

                                     By:  /S/ JERRY KRONENBERG
                                          ----------------------------------
                                              Jerry Kronenberg
                                              Vice President-General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement No. 333-34567 has been signed below by the following persons in the capacities and on the dates indicated.




SIGNATURE                                       CAPACITY                            DATE
---------                                       --------                            ----
/S/ CLYDE R. MOORE*              President, Chief Executive Officer
-------------------------        (Principal Executive Officer) and Director
(Clyde R. Moore)

/S/ FRED R. JONES*               Vice President - Finance
-------------------------        and Treasurer (Principal Financial
(Fred R. Jones)                  Officer and Principal Accounting Officer)

/S/ ERNEST H. DREW*              Director
-------------------------
(Ernest H. Drew)

/S/ T. KEVIN DUNNIGAN*           Chairman and Director
-------------------------
(T. Kevin Dunnigan)

/S/ JEANANNE K. HAUSWALD*        Director
-------------------------
(Jeananne K. Hauswald)

/S/ THOMAS W. JONES*             Director
-------------------------
(Thomas W. Jones)

     SIGNATURE                   CAPACITY                            DATE
     ---------                   --------                            ----
/S/ ROBERT A. KENKEL*            Director
-------------------------
(Robert A. Kenkel)

/S/ JOHN N. LEMASTERS*           Director
-------------------------
(John N. Lemasters)

/S/ KENNETH R. MASTERSON*        Director
-------------------------
(Kenneth R. Masterson)

/S/ THOMAS C. MCDERMOTT*         Director
-------------------------
(Thomas C. McDermott)

/S/ JEAN-PAUL RICHARD*           Director
-------------------------
(Jean-Paul Richard)

/S/ IAN M. ROSS*                 Director
-------------------------
(Ian M. Ross)

/S/ WILLIAM H. WALTRIP*          Director
-------------------------
(William H. Waltrip)

*By: /S/ JERRY KRONENBERG                                       October 15, 1997
     --------------------
(Jerry Kronenberg)
As attorney-in-fact for the above-named
officers and directors pursuant to
powers of attorney duly executed by
such persons.